Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2019 Fourth Quarter Earnings

Contact: Linda Simmons, SVP, CFO

Brockton, Massachusetts (January 27, 2020): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $4.3 million, or $0.08 per basic and diluted share, for the fourth quarter of 2019, compared to $7.1 million, or $0.13 per basic and diluted share, for the preceding quarter and $111,000, or $0.00 per basic and diluted share, for the same period last year. For the year ended December 31, 2019 net income was $18.3 million, or $0.33 per basic and diluted share, compared to $11.4 million, or $0.20 per basic and diluted share, for the same period last year.

On August 14, 2019, the Company completed its second step conversion from the mutual holding company to the stock holding company form of organization and related common stock offering. All historical share and per share information has been restated to reflect the 1.795431 exchange ratio.

Selected highlights:

•	Total commercial loans amounted to $1.6 billion, up $85.3 million or 6%, from the preceding quarter and up $259.2 million, or 19%, year over year.
•	Total deposits amounted to $2.9 billion, up $18.4 million from the preceding quarter and up $257.8 million, or 10% year over year.
•	Strong residential real estate mortgage origination activity, increasing 4% from the preceding quarter and 54% year over year
•	Net interest and dividend income for the year increased $20.1 million, or 23% from the prior year.

“We’re pleased that focusing on the fundamentals of our strategic plan, strong deposit and commercial loan growth, and capitalizing on a strong New England market, yielded solid results,” said James Blake, CEO, HarborOne.  “We  are committed to continued growth over the next couple of years.” “The key to our success is our people,” added Joseph Casey, President, HarborOne,  “We’re making strategic investments in our business, people and processes to drive improved productivity and efficiency.”

Net Interest Income

The Company’s net interest and dividend income was $28.3 million for the quarter ended December 31,  2019,  up  $349,000, or 1.2%, from $28.0 million for the quarter ended September 30, 2019 and up $1.5 million, or 5.8%, from  $26.8 million for the quarter ended December 31, 2018. The tax-equivalent interest rate spread and net interest margin were 2.70% and 3.08%, respectively, for the quarter ended December 31, 2019 compared to 2.73% and 3.11%, respectively, for the quarter ended September 30, 2019, and 3.00% and 3.26%, respectively, for the quarter ended December 31, 2018.

The increase in net interest and dividend income from the preceding quarter reflected flat interest and dividend income and a decrease of $356,000, or 3.0%, in total interest expense.  Interest on loans in the fourth quarter included $1.1 million in accretion income from the fair value discount on loans acquired from Coastway Bancorp, Inc. (“Coastway”) and $268,000 in prepayment penalties on commercial loans. Accretion income and prepayment penalties in the previous quarter were $1.1 million and $5,000, respectively. The yield on loans was 4.55% for the quarter ended December 31, 2019 down from 4.64% for the quarter ended September 30, 2019.  The decrease in interest expense primarily reflected a decrease in interest rates, resulting in a 7 basis point decrease in the cost of interest-bearing deposits offset by a shift in the deposit mix. The average balance of money market accounts and certificates of deposits decreased quarter over quarter, $12.6 million and $20.1 million, respectively, while the lower cost savings account average balance increased $52.0 million from the prior quarter. Average FHLB advances increased $35.5 million partially offset by a  12 basis point decrease in the cost of those funds, resulting in an increase of $136,000 in interest expense on FHLB borrowings.

The increase in net interest and dividend income from the prior year quarter reflected a $2.8 million, or 7.6%, increase in total interest and dividend income partially offset by an increase of $1.3 million, or 12.4%, in total interest expense. The increases in total interest and dividend income reflected an increase in the average balance of interest-earning assets of $382.5 million partially offset by a 17 basis point decrease in the yield on those assets. The increase in average assets largely reflects commercial loan growth. Total interest expense increased primarily due to an increase in average interest-bearing deposits of $273.2 million with a 22 basis point increase in the cost of those funds, due to organic deposit growth in money market and savings accounts. Average FHLB borrowings decreased $188.9 million and the cost of those funds increased by 4 basis points.

Noninterest Income

Noninterest income increased  $866,000, or 5.0%, to  $18.1 million for the quarter ended December 31, 2019 from $17.3 million for the quarter ended September 30, 2019 primarily due to an increase in mortgage banking income of $1.5 million, partially offset by a loss on assets held for sale of $482,000 and a net decrease of $60,000 in the other noninterest income categories, excluding gain on sale and call of securities, net. Lower mortgage rates provided higher than normal seasonal mortgage origination activity and resulted in a 4% increase in mortgage production by HarborOne Mortgage, LLC (“HarborOne Mortgage”) compared to the third quarter of 2019. The 10-year Treasury Constant Maturity rate rebounded at the end of the fourth quarter of 2019 and positively impacted the fair value of the mortgage servicing rights, resulting in a $625,000 increase in their fair value in the fourth quarter as compared to a $2.5 million decrease in their fair value in the preceding quarter. The loss on asset held for sale reflects a write down to fair value on the transfer of the former Coastway corporate office in Warwick, Rhode Island to assets held for sale, in anticipation of closing on the sale in the first half of 2020.  We plan to execute a short-term lease-back for a small portion of the office space providing significant savings.

Noninterest income increased  $6.5 million, or 55.7%, as compared to the quarter ended December 31, 2018 primarily due to a $7.0 million, or 116.6%, increase in mortgage banking income. Mortgage banking income increased compared to the same period last year,  due to the increase in the fair value of mortgage servicing rights of $625,000 in 2019 as compared to a $1.7 million decrease in 2018. Mortgage originations increased primarily as a result of lower residential mortgage interest rates and increased refinancing volume. Deposit account fee income increased $267,000 reflecting new accounts, and other income increased $372,000 as a result of increased swap fee income. The increases were partially offset by a decrease of $660,000 in income on bank-owned life insurance and the above noted loss on assets held for sale. The quarter ended December 31, 2018 included a death benefit of $746,000 included in bank-owned life insurance income.

Noninterest Expense

Noninterest expenses were $38.7 million for the quarter ended December 31, 2019, an increase of  $2.5 million, or 7.0%, from the quarter ended September 30, 2019, driven by a $1.6 million increase in professional fees, a $481,000 increase in compensation and benefits, and a $230,000 increase in deposit insurance. The increase in professional fees is primarily due to an increase in consulting fees. HarborOne Mortgage recorded $712,000 in consulting expense to review the filings effected by the Home Mortgage Disclosure Act regulation expansion. The Bank also had increased consulting expense for initiatives in human resources, finance, retail and technology. The increase in compensation and benefits is primarily due to ESOP expense. For the quarter ended December 31, 2019 and the preceding quarter, deposit insurance expense was impacted by the Bank’s FDIC assessment credit awards and a reduction in the assessment rate due to improved capital ratios as a result of the second step conversion.

Total noninterest expenses increased $2.1 million, or 5.9%, from the quarter ended December 31, 2018.  Compensation and benefits increased $3.7 million, professional fees increased $1.2 million, loan expense increased $666,000 and occupancy and equipment expense increased $417,000. The increases were partially offset by a $567,000 decrease in deposit insurance expense primarily as a result of the FDIC credit awards noted above. Additionally, the quarter ended December 31, 2018 included $3.8 million in merger expenses.  The increase in compensation and benefit expense and loan expense primarily reflected the increased volume of residential real estate mortgage originations. The increase in occupancy and equipment expense is primarily due to the acquisition of Coastway and expenses related to the new Stoughton branch and the Boston branch and commercial lending office.

Income Tax Provision

The effective tax rate was 33.6% for the quarter ended December 31, 2019, compared to 12.9% for the quarter ended September 30, 2019 and 68.0% for the quarter ended December 31, 2018.  The increase in the effective tax rate over the preceding quarter reflects higher taxable income than was projected in the third quarter and an increase in unfavorable permanent items.  In addition, the effective tax rate for the quarter ended September 30, 2019 was impacted by the 2015 federal tax refund of $1.3 million and the 2015 Massachusetts state tax refund of $39,700. The effective tax rate for the quarter ended December 31, 2018 was primarily impacted by nondeductible merger expenses in the Coastway acquisition. The effective tax rate for the years ended December 31, 2019 and 2018 was 19.4% and 19.8%, respectively. The effective tax rate for 2020 is expected to be approximately 28%.

Asset Quality

The Company recorded a provision for loan losses of $1.3 million for the quarter ended December 31, 2019,  compared to $889,000 for the quarter ended September 30, 2019 and $1.5 million for the quarter ended December 31, 2018.  The provisions for loan losses are primarily due to commercial real estate loan growth. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions.

Net charge-offs totaled $235,000 for the quarter ended December 31, 2019,  or 0.03%, of average loans outstanding on an annualized basis, compared to $106,000, or 0.01% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2019 and $287,000, or 0.04% of average loans outstanding on an annualized basis, for the quarter ended December 31, 2018.

The allowance for loan losses was $24.1 million, or 0.76%, of total loans at December 31, 2019, compared to $23.0 million, or 0.74%, of total loans at September 30, 2019 and $20.7 million, or 0.69%, of total loans at December 31,  2018.

Total nonperforming assets were $31.0 million at December 31, 2019 compared to $27.9 million at September 30, 2019 and $18.5 million at December 31, 2018. Nonperforming assets as a percentage of total assets were 0.76% at December 31, 2019, 0.71% at September 30, 2019 and 0.51% at December 31, 2018. The increase in nonperforming assets from the preceding quarter was primarily due to two commercial loans to one borrower totaling  $2.0 million for which no specific reserve is required at this time. The Company continues to minimize loan losses through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $109.9 million, or 2.8%, to $4.06 billion at December 31, 2019 from $3.95 billion at September 30, 2019. The increase primarily reflects an increase of $59.3 million in loans and the purchase of $40.0 million in bank-owned life insurance.

Net loans increased $58.3 million, or 1.9%, to $3.15 billion at December 31, 2019 from $3.09 billion at September 30, 2019. The net increase in loans for the three months ended December 31, 2019 was primarily due to increases in commercial real estate loans of $84.3 million and commercial loans of $7.6 million, partially offset by decreases in residential real estate loans of $13.3 million, commercial construction loans of $6.6 million, and consumer loans of $12.8 million.    Loans held for sale increased  $8.4 million, or 8.3%, to $110.6 million at December 31, 2019 from $102.1 million at September 30, 2019.

Total deposits increased $18.4 million, or 0.6%, to $2.94 billion at December 31, 2019 from $2.92  billion at September 30, 2019. Compared to the prior quarter,  non-certificate accounts increased $4.7 million, brokered deposits increased $14.7 million and term CDs decreased $986,000. FHLB borrowings were $354.1 million at December 31, 2019 and $271.1 million at September 30, 2019.

Total stockholders’ equity was $665.8 million at December 31, 2019 compared to $659.6 million at September 30, 2019 and $357.6 million at December 31, 2018. The tangible common equity to tangible assets ratio was 14.81% at December 31, 2019,  15.06% at September 30, 2019 and 7.81% at December 31, 2018.  The increase in stockholders’ equity and ratios from December 31, 2018 to December 31, 2019 primarily reflects the results of the Company’s second step offering, net of the additional ESOP funding. At December 31, 2019, the Company and the Bank exceeded all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 25 full-service branches located in Massachusetts and Rhode Island,  one limited service branch and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with  more than 30 offices in Massachusetts, Rhode Island, New Hampshire, Maine, and New Jersey and is also licensed to lend in four additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, acquisitions may not produce results at levels or within time frames originally anticipated;  adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2019	2019	2019	2019	2018

Assets

Cash and due from banks	$24,464	$27,758	$27,205	$25,227	$27,686
Short-term investments	187,152	210,873	51,502	76,328	77,835
Total cash and cash equivalents	211,616	238,631	78,707	101,555	105,521

Securities available for sale, at fair value	239,473	204,133	202,457	219,966	209,293
Securities held to maturity, at amortized cost	26,372	27,099	34,752	41,104	44,688
Federal Home Loan Bank stock, at cost	17,121	13,466	14,876	16,134	24,969
Asset held for sale	8,536	—	—	—	—
Loans held for sale, at fair value	110,552	102,121	84,651	32,449	42,107
Loans:
Commercial real estate	1,172,351	1,088,036	1,027,884	952,404	934,420
Commercial construction	153,907	160,549	157,130	158,504	161,660
Commercial	306,282	298,652	301,056	299,658	277,271
Total commercial loans	1,632,540	1,547,237	1,486,070	1,410,566	1,373,351
Residential real estate	1,100,424	1,113,704	1,121,335	1,115,424	1,115,456
Consumer	432,769	445,531	453,159	469,346	491,445
Loans	3,165,733	3,106,472	3,060,564	2,995,336	2,980,252
Less: Allowance for loan losses	(24,060)	(23,044)	(22,261)	(21,282)	(20,655)
Net deferred loan costs	5,825	5,792	5,377	5,193	5,255
Net loans	3,147,498	3,089,220	3,043,680	2,979,247	2,964,852
Mortgage servicing rights, at fair value	17,150	16,067	18,156	20,231	22,217
Goodwill	69,802	69,635	69,635	69,635	70,088
Other intangible assets	6,035	6,482	7,100	7,739	8,379
Other assets	204,766	182,166	183,410	167,936	161,007
Total assets	$4,058,921	$3,949,020	$3,737,424	$3,655,996	$3,653,121

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$406,403	$446,433	$447,448	$432,961	$412,906
NOW accounts	165,877	143,547	147,058	141,419	143,611
Regular savings and club accounts	626,685	585,327	544,401	497,697	482,088
Money market deposit accounts	856,830	875,804	885,775	842,824	758,933
Term certificate accounts	887,078	873,397	944,923	921,744	887,523
Total deposits	2,942,873	2,924,508	2,969,605	2,836,645	2,685,061
Short-term borrowed funds	183,000	60,000	98,000	126,000	290,000
Long-term borrowed funds	171,132	211,140	211,149	229,935	229,936
Subordinated debt	33,907	33,875	33,843	33,812	33,799
Other liabilities and accrued expenses	62,215	59,943	53,709	66,156	56,751
Total liabilities	3,393,127	3,289,466	3,366,306	3,292,548	3,295,547

Common stock	584	584	327	327	327
Additional paid-in capital	460,232	458,599	154,730	153,326	152,156
Unearned compensation - ESOP	(33,137)	(33,838)	(9,793)	(9,942)	(10,091)
Retained earnings	237,356	233,049	225,936	221,155	219,088
Treasury stock	(721)	(721)	(1,548)	(1,548)	(1,548)
Accumulated other comprehensive income (loss)	1,480	1,881	1,466	130	(2,358)
Total stockholders' equity	665,794	659,554	371,118	363,448	357,574

Total liabilities and stockholders' equity	$4,058,921	$3,949,020	$3,737,424	$3,655,996	$3,653,121

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except share data)	2019	2019	2019	2019	2018

Interest and dividend income:
Interest and fees on loans	$36,195	$36,230	$35,438	$34,365	$33,947
Interest on loans held for sale	1,120	747	542	358	648
Interest on securities	1,580	1,542	1,850	1,847	1,788
Other interest and dividend income	828	1,211	448	483	540
Total interest and dividend income	39,723	39,730	38,278	37,053	36,923

Interest expense:
Interest on deposits	9,480	9,972	9,362	8,243	7,181
Interest on FHLB borrowings	1,385	1,249	1,679	2,275	2,400
Interest on subordinated debentures	524	524	524	505	552
Total interest expense	11,389	11,745	11,565	11,023	10,133

Net interest and dividend income	28,334	27,985	26,713	26,030	26,790

Provision for loan losses	1,251	889	1,750	857	1,502

Net interest and dividend income, after provision for loan losses	27,083	27,096	24,963	25,173	25,288

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	625	(2,474)	(2,241)	(2,151)	(1,734)
Other	12,365	13,979	10,896	6,653	7,730
Total mortgage banking income	12,990	11,505	8,655	4,502	5,996

Deposit account fees	4,274	4,186	4,056	3,778	4,007
Income on retirement plan annuities	102	104	100	96	101
Loss on asset held for sale	(482)	—	—	—	—
Gain on sale and call of securities, net	—	77	1,267	—	5
Bank-owned life insurance income	343	256	253	253	1,003
Other income	912	1,145	1,387	1,213	540
Total noninterest income	18,139	17,273	15,718	9,842	11,652

Noninterest expenses:
Compensation and benefits	23,719	23,238	20,585	19,245	20,062
Occupancy and equipment	4,366	4,171	4,411	4,448	3,949
Data processing	2,251	2,196	2,199	2,046	1,965
Loan expense	1,893	1,704	1,334	1,271	1,227
Marketing	771	799	1,177	958	611
Professional fees	2,470	889	1,384	946	1,237
Deposit insurance	5	(225)	589	666	572
Merger expenses	—	—	—	—	3,808
Other expenses	3,260	3,431	3,402	3,012	3,162
Total noninterest expenses	38,735	36,203	35,081	32,592	36,593

Income before income taxes	6,487	8,166	5,600	2,423	347

Income tax provision	2,180	1,053	819	356	236

Net income	$4,307	$7,113	$4,781	$2,067	$111

Earnings per common share (1):
Basic	$0.08	$0.13	$0.08	$0.04	$—
Diluted	$0.08	$0.13	$0.08	$0.04	$—
Weighted average shares outstanding (1):
Basic	54,208,629	55,638,734	56,704,297	56,666,979	56,684,405
Diluted	54,209,182	55,638,734	56,704,297	56,666,979	56,684,405

(1) Share amounts related to periods prior to the date of the completion of the second step offering ("stock offering") (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Years Ended December 31,
(dollars in thousands, except share data)	2019	2018	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$142,228	$105,432	$36,796	34.9%
Interest on loans held for sale	2,767	2,205	562	25.5
Interest on securities	6,819	6,480	339	5.2
Other interest and dividend income	2,970	1,591	1,379	86.7
Total interest and dividend income	154,784	115,708	39,076	33.8

Interest expense:
Interest on deposits	37,057	20,563	16,494	80.2
Interest on FHLB borrowings	6,588	5,474	1,114	20.4
Interest on subordinated debentures	2,077	741	1,336	180.3
Total interest expense	45,722	26,778	18,944	70.7

Net interest and dividend income	109,062	88,930	20,132	22.6

Provision for loan losses	4,747	3,828	919	24.0

Net interest and dividend income, after provision for loan losses	104,315	85,102	19,213	22.6

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(6,241)	(1,396)	(4,845)	(347.1)
Other	43,893	32,005	11,888	37.1
Total mortgage banking income	37,652	30,609	7,043	23.0

Deposit account fees	16,294	13,500	2,794	20.7
Income on retirement plan annuities	402	433	(31)	(7.2)
Loss on disposal of asset held for sale	(482)	—	(482)	(100.0)
Gain on sale and call of securities, net	1,344	5	1,339	100.0
Bank-owned life insurance income	1,105	1,728	(623)	(36.1)
Other income	4,657	2,923	1,734	59.3
Total noninterest income	60,972	49,198	11,774	23.9

Noninterest expenses:
Compensation and benefits	86,787	70,568	16,219	23.0
Occupancy and equipment	17,396	13,212	4,184	31.7
Data processing	8,692	6,789	1,903	28.0
Loan expense	6,202	5,382	820	15.2
Marketing	3,705	3,333	372	11.2
Professional fees	5,689	3,832	1,857	48.5
Deposit insurance	1,035	2,097	(1,062)	(50.6)
Merger expenses	—	5,092	(5,092)	(100.0)
Other expenses	13,105	9,788	3,317	33.9
Total noninterest expenses	142,611	120,093	22,518	18.8

Income before income taxes	22,676	14,207	8,469	59.6

Income tax provision	4,408	2,813	1,595	56.7

Net income	$18,268	$11,394	$6,874	60.3%

Earnings per common share (1):
Basic	$0.33	$0.20
Diluted	$0.33	$0.20
Weighted average shares outstanding (1):
Basic	55,731,637	56,689,591
Diluted	55,731,776	56,689,591

(1) Share amounts related to periods prior to the date of the completion of the stock offering (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,254,601	$37,315	4.55%	$3,160,393	$36,977	4.64%	$2,964,531	$34,595	4.63%
Investment securities (2)	236,828	1,595	2.67	224,379	1,562	2.76	253,631	1,832	2.87
Other interest-earning assets	159,211	828	2.06	185,063	1,211	2.59	49,932	540	4.29
Total interest-earning assets	3,650,640	39,738	4.32	3,569,835	39,750	4.42	3,268,094	36,967	4.49
Noninterest-earning assets	288,558			278,976			252,652
Total assets	$3,939,198			$3,848,811			$3,520,746
Interest-bearing liabilities:
Savings accounts	$616,008	1,202	0.77	$564,040	902	0.63	$484,153	319	0.26
NOW accounts	142,505	28	0.08	139,773	26	0.07	139,517	24	0.07
Money market accounts	867,066	3,109	1.42	879,694	3,417	1.54	725,604	2,233	1.22
Certificates of deposit	811,199	4,725	2.31	831,262	5,016	2.39	820,109	4,265	2.06
Brokered deposits	69,035	416	2.39	98,278	611	2.47	63,258	340	2.13
Total interest-bearing deposits	2,505,813	9,480	1.50	2,513,047	9,972	1.57	2,232,641	7,181	1.28
FHLB advances	249,102	1,385	2.21	213,578	1,249	2.32	438,023	2,400	2.17
Subordinated debentures	33,887	524	6.13	33,858	524	6.14	33,668	552	6.51
Total borrowings	282,989	1,909	2.68	247,436	1,773	2.84	471,691	2,952	2.48
Total interest-bearing liabilities	2,788,802	11,389	1.62	2,760,483	11,745	1.69	2,704,332	10,133	1.49
Noninterest-bearing liabilities:
Noninterest-bearing deposits	433,478			515,612			408,074
Other noninterest-bearing liabilities	54,022			52,357			54,493
Total liabilities	3,276,302			3,328,452			3,166,899
Total equity	662,896			520,359			353,847
Total liabilities and equity	$3,939,198			$3,848,811			$3,520,746
Tax equivalent net interest income		28,349			28,005			26,834
Tax equivalent interest rate spread (3)			2.70%			2.73%			3.00%
Less: tax equivalent adjustment		15			20			44
Net interest income as reported		$28,334			$27,985			$26,790
Net interest-earning assets (4)	$861,838			$809,352			$563,762
Net interest margin (5)			3.08%			3.11%			3.25%
Tax equivalent effect			—			—			0.01
Net interest margin on a fully tax equivalent basis			3.08%			3.11%			3.26%
Average interest-earning assets to average interest-bearing liabilities	130.90%			129.32%			120.85%

Supplemental information:
Total deposits, including demand deposits	$2,939,291	$9,480		$3,028,659	$9,972		$2,640,715	$7,181
Cost of total deposits			1.28%			1.31%			1.08%
Total funding liabilities, including demand deposits	$3,222,280	$11,389		$3,276,095	$11,745		$3,112,406	$10,133
Cost of total funding liabilities			1.40%			1.42%			1.29%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the quarters presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.64%, 2.73%, and 2.80%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized.

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Years Ended
	December 31, 2019			December 31, 2018
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(dollars in thousands)
Interest-earning assets:
Loans (1)	$3,126,816	$144,995	4.64%	$2,474,644	$107,637	4.35%
Investment securities (2)	245,021	6,923	2.83	238,580	6,660	2.79
Other interest-earning assets	102,810	2,970	2.89	50,912	1,591	3.12
Total interest-earning assets	3,474,647	154,888	4.46	2,764,136	115,888	4.19
Noninterest-earning assets	270,441			160,762
Total assets	$3,745,088			$2,924,898
Interest-bearing liabilities:
Savings accounts	$548,746	3,032	0.55	$375,436	755	0.20
NOW accounts	139,851	104	0.07	130,143	86	0.07
Money market accounts	853,743	12,670	1.48	704,876	6,762	0.96
Certificates of deposit	811,089	18,880	2.33	645,901	11,800	1.83
Brokered deposits	97,613	2,371	2.43	68,719	1,160	1.69
Total interest-bearing deposits	2,451,042	37,057	1.51	1,925,075	20,563	1.07
FHLB advances	286,156	6,588	2.30	291,782	5,474	1.88
Subordinated debentures	33,848	2,077	6.14	11,457	741	6.47
Total borrowings	320,004	8,665	2.71	303,239	6,215	2.05
Total interest-bearing liabilities	2,771,046	45,722	1.65	2,228,314	26,778	1.20
Noninterest-bearing liabilities:
Noninterest-bearing deposits	443,570			308,441
Other noninterest-bearing liabilities	51,946			39,802
Total liabilities	3,266,562			2,576,557
Total equity	478,530			348,341
Total liabilities and equity	$3,745,092			$2,924,898
Tax equivalent net interest income		109,166			89,110
Tax equivalent interest rate spread (3)			2.81%			2.99%
Less: tax equivalent adjustment		104			180
Net interest income as reported		$109,062			$88,930
Net interest-earning assets (4)	$703,601			$535,822
Net interest margin (5)			3.14%			3.22%
Tax equivalent effect			—			—
Net interest margin on a fully tax equivalent basis			3.14%			3.22%
Average interest-earning assets to average interest-bearing liabilities	125.39%			124.05%

Supplemental information:
Total deposits, including demand deposits	$2,894,612	$37,057		$2,233,516	$20,563
Cost of total deposits			1.28%			0.92%
Total funding liabilities, including demand deposits	$3,214,616	$45,722		$2,536,755	$26,778
Cost of total funding liabilities			1.42%			1.06%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a tax equivalent basis using a tax rate of 21%.  The yield on investments before tax equivalent adjustments was 2.78% and 2.72% for the nine months ended September 30, 2019 and 2018, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(in thousands)
Interest-earning assets:
Loans (1)	$3,254,601	$3,160,393	$3,072,345	$3,016,943	$2,964,531
Investment securities (2)	236,828	224,379	259,151	260,211	253,631
Other interest-earning assets	159,211	185,063	26,758	37,971	49,932
Total interest-earning assets	3,650,640	3,569,835	3,358,254	3,315,125	3,268,094
Noninterest-earning assets	288,558	278,976	260,864	252,882	252,652
Total assets	$3,939,198	$3,848,811	$3,619,118	$3,568,007	$3,520,746
Interest-bearing liabilities:
Savings accounts	$616,008	$564,040	$528,360	$484,963	$484,153
NOW accounts	142,505	139,773	140,115	136,954	139,517
Money market accounts	867,066	879,694	872,653	794,477	725,604
Certificates of deposit	811,199	831,262	788,701	812,992	820,109
Brokered deposits	69,035	98,278	124,122	99,341	63,258
Total interest-bearing deposits	2,505,813	2,513,047	2,453,951	2,328,727	2,232,641
FHLB advances	249,102	213,578	291,835	392,483	438,023
Subordinated debentures	33,887	33,858	33,826	33,822	33,668
Total borrowings	282,989	247,436	325,661	426,305	471,691
Total interest-bearing liabilities	2,788,802	2,760,483	2,779,612	2,755,032	2,704,332
Noninterest-bearing liabilities:
Noninterest-bearing deposits	433,478	515,612	423,462	400,573	408,074
Other noninterest-bearing liabilities	54,022	52,357	49,163	52,219	54,493
Total liabilities	3,276,302	3,328,452	3,252,237	3,207,824	3,166,899
Total equity	662,896	520,359	366,881	360,183	353,847
Total liabilities and equity	$3,939,198	$3,848,811	$3,619,118	$3,568,007	$3,520,746

	Annualized Yield Trend - Quarters Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest-earning assets:
Loans (1)	4.55%	4.64%	4.70%	4.67%	4.63%
Investment securities (2)	2.67%	2.76%	2.91%	2.94%	2.87%
Other interest-earning assets	2.06%	2.59%	6.71%	5.16%	4.29%
Total interest-earning assets	4.32%	4.42%	4.58%	4.54%	4.49%

Interest-bearing liabilities:
Savings accounts	0.77%	0.63%	0.43%	0.30%	0.26%
NOW accounts	0.08%	0.07%	0.07%	0.07%	0.07%
Money market accounts	1.42%	1.54%	1.56%	1.41%	1.22%
Certificates of deposit	2.31%	2.39%	2.35%	2.25%	2.06%
Brokered deposits	2.39%	2.47%	2.46%	2.38%	2.13%
Total interest-bearing deposits	1.50%	1.57%	1.53%	1.44%	1.28%
FHLB advances	2.21%	2.32%	2.31%	2.35%	2.17%
Subordinated debentures	6.13%	6.14%	6.21%	6.05%	6.51%
Total borrowings	2.68%	2.84%	2.71%	2.64%	2.48%
Total interest-bearing liabilities	1.62%	1.69%	1.67%	1.62%	1.49%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (annualized):	2019	2019	2019	2019	2018
(dollars in thousands)

Return on average assets (ROAA)	0.44%	0.74%	0.53%	0.23%	0.01%

Return on average equity (ROAE)	2.60%	5.47%	5.21%	2.30%	0.13%

Total noninterest expense	$38,735	$36,203	$35,081	$32,592	$36,593
Less: Amortization of other intangible assets	448	617	639	640	640
Total adjusted noninterest expense	$38,287	$35,586	$34,442	$31,952	$35,953

Net interest and dividend income	$28,334	$27,985	$26,713	$26,030	$26,790
Total noninterest income	18,139	17,273	15,718	9,842	11,652
Total revenue	$46,473	$45,258	$42,431	$35,872	$38,442

Efficiency ratio (1)	82.39%	78.63%	81.17%	89.07%	93.52%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

	At or for the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality	2019	2019	2019	2019	2018
(dollars in thousands)

Total nonperforming assets	$31,040	$27,947	$17,165	$19,266	$18,460

Nonperforming assets to total assets	0.76%	0.71%	0.46%	0.53%	0.51%

Allowance for loan losses to total loans	0.76%	0.74%	0.73%	0.71%	0.69%

Net charge offs	$235	$106	$771	$230	$287

Annualized net charge offs/average loans	0.03%	0.01%	0.10%	0.03%	0.04%

Allowance for loan losses to nonperforming loans	79.35%	83.58%	133.61%	116.41%	116.62%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and Share Related	2019	2019	2019	2019	2018
(dollars in thousands, except share data)

Common stock outstanding (1)	58,418,021	58,429,584	58,483,027	58,459,493	58,465,505

Book value per share (1)	$11.40	$11.29	$6.35	$6.22	$6.12

Tangible common equity:
Total stockholders' equity	$665,794	$659,554	$371,118	$363,448	$357,574
Less: Goodwill	69,802	69,635	69,635	69,635	70,088
Less: Other intangible assets (2)	6,035	6,482	7,100	7,739	8,379
Tangible common equity	$589,957	$583,437	$294,383	$286,074	$279,107

Tangible book value per share (1) (3)	$10.10	$9.99	$5.03	$4.89	$4.77

Tangible assets:
Total assets	$4,058,921	$3,949,020	$3,737,424	$3,655,996	$3,653,121
Less: Goodwill	69,802	69,635	69,635	69,635	70,088
Less: Other intangible assets (2)	6,035	6,482	7,100	7,739	8,379
Tangible assets	$3,983,084	$3,872,903	$3,660,689	$3,578,622	$3,574,654

Tangible common equity / tangible assets (4)	14.81%	15.06%	8.04%	7.99%	7.81%

(1) Share amounts related to periods prior to the date of the completion of the stock offering (August 14, 2019) have been restated to give retroactive recognition to the exchange ratio applied in the stock offering (1.795431-to-one)

(2) Other intangible assets includes core deposit intangible and noncompete intangible.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(4) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.